Exhibit 5(b)

March 6, 2002

Managing Board
ABN AMRO Holding N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam, The Netherlands

Gentlemen:

We have acted as counsel to ABN AMRO Holding N.V., a corporation organized under the laws of The Netherlands (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the proposed issuance of units (the “Units”) under the ABN AMRO Incorporated US Retention Plan (the “Plan”).

As such counsel, we have examined copies of the Registration Statement, the Plan and originals or copies of such documents and agreements and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York or the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Units, when issued under the circumstances contemplated in the Registration Statement and the Plan, will be valid and legally binding obligations, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP